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                                                                   EXHIBIT 21.01

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                            WORLDWIDE SUBSIDIARY LIST



                                                                         PERCENTAGE          STATE/COUNTRY OF
                                                                          OWNERSHIP           INCORPORATION
                                                                          ---------           -------------

    Fairchild Semiconductor Corporation                                     100%              Delaware
    Fairchild Semiconductor Corporation of California                       100%              Delaware
    Fairchild Semiconductor Limited                                         100%              England
    Fairchild Semiconductor GmbH                                            100%              Germany
    Fairchild Semiconductor S.r.l                                           100%              Italy
    Fairchild Semiconductor Japan Ltd.                                      100%              Japan
    Fairchild Semiconductor Hong Kong Limited                               100%              Hong Kong
    Fairchild Semiconductor Hong Kong (Holdings) Limited                    100%              Hong Kong
    Fairchild Semiconductor Asia Pacific Pte. Ltd.                          100%              Singapore
    Fairchild Semiconductor (Malaysia) Sdn. Bhd.                            100%              Malaysia
    Fairchild Korea Semiconductor Ltd.                                      100%              Korea
    Fairchild Korea Trading Company                                         100%              Korea
    KOTA Microcircuits, Inc.                                                100%              Colorado
    Fairchild Semiconductor de Mexico S.de.R.L.de C.V.                      100%              Mexico
    Fairchild Semiconductor S.A.S.                                          100%              France
    QT Optoelectronics, Inc.                                                100%              Delaware
    QT Optoelectronics                                                      100%              California
    QT Optoelectronics (M) Sdn. Bhd.                                        100%              Malaysia
    QT Optoelectronics Singapore Pte. Ltd.                                  100%              Singapore
    QT Optoelectronics (Wuxi) Ltd.                                          100%              China
    QT Optoelectronics Europe N.V.                                          100%              Belgium
    QT Optoelectronics Deutschland GmbH                                     100%              Germany
    QT Optoelectronics UK Limited                                           100%              England